Schedule 14A
                                (Rule 14a - 101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only(as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              REHABCARE GROUP, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies: N/A
     2)  Aggregate number of securities to which transaction applies:  N/A
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
     4)  Proposed maximum aggregate value of transaction: N/A
     5)  Total fee paid: N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:  N/A
     2)  Form, Schedule or Registration Statement No.:  N/A
     3)  Filing Party:  N/A
     4)  Date Filed:  N/A

                             REHABCARE GROUP, INC.
                            7733 FORSYTH BOULEVARD
                                  SUITE 1700
                             ST. LOUIS, MO 63105


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 30, 1999


Dear Stockholder:

     The Annual Meeting of Stockholders of RehabCare Group, Inc. ("RehabCare") will be held at the offices of StarMed Staffing, Inc., 28100 U.S. 19 North, 4th Floor, Clearwater, Florida on April 30, 1999, at 9:30 a.m., local time, for the following purposes:

     1.To elect seven directors to hold office until the next Annual Meeting or until their successors shall have been duly elected and qualified.

     2.To consider and act upon a proposal to adopt the  RehabCare  Group,  Inc.
       Amended and Restated 1996 Long-Term Performance Plan.

     3.To consider and act upon a proposal to adopt the  RehabCare  Group,  Inc.
       1999 Non-Employee Director Stock Plan.

     4.To transact any and all other business that may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record of RehabCare at the close of business on March 11, 1999, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     We cordially invite you to attend the Annual Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided so that your shares will be represented. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.



                                           Alan C. Henderson
                                           President and Chief Executive Officer


March 25, 1999

                             REHABCARE GROUP, INC.
                            7733 FORSYTH BOULEVARD
                                  SUITE 1700
                             ST. LOUIS, MO 63105


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 30, 1999
                                -----------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of REHABCARE GROUP, INC. ("RehabCare") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the offices of StarMed Staffing, Inc. 28100 U.S. 19 North, 4th Floor, Clearwater, Florida, on Friday, April 30, 1999, at 9:30 a.m., local time, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders.

     This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the stockholders of RehabCare on or about March 25, 1999.

     The proxy set forth on the accompanying Proxy Card is being solicited by the Board of Directors of RehabCare. All proxies will be voted in accordance with the instructions contained in the proxy. If no direction is specified in the proxy, executed proxies will be voted in favor of the election of the nominees for director proposed by the Board of Directors, in favor of the adoption of the RehabCare Group, Inc. Amended and Restated 1996 Long-Term Performance Plan, and in favor of the adoption of the RehabCare Group, Inc. 1999 Non-Employee Director Stock Plan. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of RehabCare at the principal offices of RehabCare or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

     RehabCare will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of RehabCare may also solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services.

     Only stockholders of record at the close of business on March 11, 1999, are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 6,527,082 shares of RehabCare Common Stock issued and outstanding.

     Each outstanding share of RehabCare Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum and as voted for purposes of determining the base number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present for purposes of determining a quorum (unless they are voted on another proposal brought before the meeting) or as voted for purposes of determining the approval of the stockholders on a particular proposal. Stockholders do not have the right to cumulate votes in the election of directors.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following persons were known to management of RehabCare to be the beneficial owners of five percent or more of RehabCare Common Stock:


                                              Number of Shares   Percent of Outstanding
      Name and Address of Beneficial Owner   Beneficially Owned      Common Stock<F1>
      ------------------------------------   ------------------  ----------------------
       FMR Corp.<F2>                               565,000               8.66%
           82 Devonshire Street
           Boston, Massachusetts 02109

       RH Capital Associates Number One, L.P.<F3>  407,500               6.24%
       Robert Horwitz
           55 Harristown Road
           Glen Rock, New Jersey 07452

       Richard C. Stoddard<F4>                     454,891               6.62%
           7733 Forsyth Boulevard
           Suite 1700
           St. Louis, Missouri 63105

<F1>  The percentage  calculations  are based upon 6,527,082 shares of RehabCare
      Common Stock outstanding at March 11, 1999, plus, with respect to Mr. Stoddard, the number of shares subject to options or conversion privileges exercisable by Mr. Stoddard on or prior to May 10, 1999.

<F2>  Based upon  information set forth in Amendment No. 4 to Schedule 13G dated
      February 1, 1999, filed by the reporting persons with the Securities and Exchange Commission. The Schedule 13G is a joint filing by FMR Corp., the holding company of Fidelity Management & Research Company, an investment advisor registered under the Investment Advisors Act of 1940 ("FMRC"), and Fidelity Low-Priced Stock Fund, an investment company registered under the Investment Company Act of 1940 ("FLSF"), of which Edward C. Johnson 3d and Abigail P. Johnson may be deemed to be controlling persons. By virtue of its control of FMRC and FLSF, FMR Corp. reported sole investment power with respect to all 565,000 shares reported by FMR Corp. as beneficially owned. By virtue of their control of FMR Corp., each of Edward C. Johnson 3d and Abigail P. Johnson reported sole investment power with respect to all 565,000 shares reported by such person as beneficially owned.

                                      -3-

<F3>  Based upon  information  set forth in an  Amendment  No. 1 to Schedule 13G dated February 11, 1999, filed by the reporting persons with the Securities and Exchange Commission. The Schedule 13G is a joint filing by RH Capital Associates Number One, L.P., a Delaware limited partnership, and Robert Horwitz. Robert Horwitz reported sole voting and investment power with respect to 17,750 shares and shared voting and investment power with respect to 389,750 of the 407,500 shares reported by Mr. Horwitz as beneficially owned. R.H. Capital Associates Number One, L.P. reported shared voting and investment power with respect to all of the 348,800 shares reported by R.H. Capital Associates Number One, L.P. as beneficially owned.

<F4>  Total  includes  (i) 8,436  shares held by trusts of which Mr.  Stoddard's children are beneficiaries, as to which shares Mr. Stoddard has no voting or investment power, (ii) 300,705 shares deemed to be beneficially owned by Mr. Stoddard by virtue of his right to convert a Convertible Subordinated Promissory Note issued by RehabCare into RehabCare Common Stock, (iii) 16,941 shares deemed to be beneficially owned by trusts of which Mr. Stoddard's children are beneficiaries by virtue of such trusts' right to convert Convertible Subordinated Promissory Notes issued by RehabCare into RehabCare Common Stock, as to which shares Mr. Stoddard has no voting or investment power, and (iv) 30,000 shares subject to stock options held by Mr. Stoddard that are exercisable on or prior to May 10, 1999.

                          ITEM 1--ELECTION OF DIRECTORS

     At the Annual Meeting, the holders of RehabCare Common Stock will vote on the election of seven directors to serve a term of one year until the 2000 Annual Meeting or until their successors shall have been duly elected and qualified. The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of the seven nominees listed below, except as otherwise directed by the stockholder on the Proxy Card. If for any reason any nominee becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for such substitute nominees as designated by the Board of Directors. The seven nominees receiving the highest number of votes will be elected as directors of RehabCare. All nominees are currently directors of RehabCare. The Board of Directors recommends a vote "FOR" the election of each of the nominees as a director.

     The name, age, principal occupation or position and other directorships with respect to the nominees are set forth below. Unless otherwise indicated, each of the nominees has held the position or another executive position with the same entity shown or an affiliated entity for in excess of five years.

     William G. Anderson, 66 - Director since 1991; Consultant and Retired Vice Chairman, Ernst & Young (public accountants).

     Alan C. Henderson, 53 - Director since 1998; President and Chief Executive Officer of RehabCare; Director of General American Capital Corp.

     Richard E. Ragsdale,  55 - Director since 1993;  President,  CompuCare Auto
Diagnostic Center, Inc. (automobile service) and Chairman of the Executive Committee, ProMedCo Management Company (physician practice management); Director, New Life Treatment Centers, Inc., ProMedCo Management Company, American Endoscopy Services, Inc. and Kaleidospace, LLC.

     John H. Short, Ph.D., 54 - Director since 1991; Managing Partner, Phase II Consulting (health care and economic consulting).

     Richard C. Stoddard, 50 - Director since 1996; President of Healthcare Staffing Solutions, Inc., a wholly owned subsidiary of RehabCare (recruitment and placement of therapists and nurses).

     H. Edwin Trusheim, 71 - Director since 1992; Chairman of the Board of RehabCare since 1998; Retired Chairman of the Board, General American Life Insurance Company (life and health insurance); Director, Angelica Corporation, Laclede Gas Company and Reinsurance Group of America, Incorporated.

     Theodore M. Wight, 56 - Director since 1991; a General Partner of the General Partners of Walden Investors and Pacific Northwest Partners SBIC, L.P. (venture capital); Director, Eagle Hardware & Garden, Inc. and Interlinq Software Corp.


                        BOARD OF DIRECTORS AND COMMITTEES

     During the year ended December 31, 1998, the Board of Directors of RehabCare met eight times. Each director attended not less than 75% of the meetings of the Board of Directors and committees of which such director was a member during 1998. The Board of Directors of RehabCare has standing Audit and Compensation Committees.

     The current members of the Audit Committee are Messrs. Anderson and Short. The Audit Committee met two times during 1998. The duties of the Audit Committee include selecting the independent auditors of RehabCare and negotiating the scope and cost of the audit and other services rendered to RehabCare by such auditors; meeting periodically with RehabCare's independent auditors and management to review the work of each and to ensure that each is properly discharging its responsibilities; and reviewing RehabCare's accounting policies and internal controls to determine whether such policies and controls are adequate and are being followed.

     The Compensation Committee reviews and recommends to the Board of Directors the salaries of all executive officers of RehabCare and authorizes all other forms of executive compensation. The current members of the Compensation Committee are Messrs. Trusheim, Ragsdale and Wight. The Compensation Committee met five times during 1998. The Compensation Committee is also responsible for the administration of all aspects of RehabCare's stock-based incentive plans.


                                 DIRECTORS' FEES

     Directors who are not also employees of RehabCare receive a fee of $2,500 for each meeting of the Board of Directors attended in person. Such directors are also reimbursed for expenses incurred in connection with their attendance at Board meetings.

     Since the adoption of the Directors' Stock Option Plan in 1994 through the grants in 1998, each non-employee director had received on January 14 of each year an option to acquire 15,000 shares of RehabCare Common Stock with a per share exercise price equal to the fair market value of a share of RehabCare Common Stock on the date of grant. For years after 1998, options granted pursuant to the Directors' Stock Option Plan will be solely at the discretion of the Board of Directors up to the maximum number of shares authorized under the plan. On January 14, 1998, options to acquire 15,000 shares of RehabCare Common Stock were granted to each of Messrs. Anderson, Ragsdale, Short, Trusheim and Wight. Mr. Trusheim received an additional option to acquire 15,000 shares of RehabCare Common Stock on June 24, 1998, in recognition of his enhanced duties as Chairman of the Board.


                        SECURITY OWNERSHIP BY MANAGEMENT

     The following table sets forth, as of March 11, 1999, the beneficial ownership of RehabCare Common Stock by each director and each executive officer named in the Summary Compensation Table, individually, and all directors and executive officers as a group:


                                 Number of Shares
Name of Beneficial Owner         Beneficially Owned<F1>     Percent of Class<F2>
------------------------         ------------------         ----------------
William G. Anderson                   112,000<F3>                   1.70%
Alan C. Henderson                     185,969<F3> <F4>              2.79%
Richard E. Ragsdale                   165,604<F3> <F5>              2.50%
John H. Short, Ph.D                    96,000<F3>                   1.45%
Richard C. Stoddard                   454,891<F3> <F6>              6.62%
H. Edwin Trusheim                      91,500<F3>                   1.38%
Theodore M. Wight                      60,000<F3>                   <F7>
Keith L. Goding                        95,292<F3> <F8>              1.44%
Hickley M. Waguespack                  83,937<F3> <F9>              1.27%
Tom E. Davis                            3,750<F3>                   <F7>
Alfred J. Howard                       23,279<F3>                   <F7>
All directors and executive
  officers as a group (13 persons)  1,414,857<F3>                  18.50%

<F1> Except as otherwise  noted,  each individual has sole voting and investment power with respect to the shares listed beside his name.

<F2> Based  upon  6,527,082   shares  of  RehabCare   Common  Stock  issued  and
     outstanding as of March 11, 1999 and, for each director or executive officer or the group, the number of shares subject to options or conversion rights exercisable by such director or executive officer or the group on or prior to May 10, 1999.

<F3> Totals include 75,000, 126,750,  97,500, 87,500,  347,646,  90,000, 60,000,
     95,250, 80,811, 3,750, 22,500 and 1,120,207 shares subject to stock options or conversion rights held by Messrs. Anderson, Henderson, Ragsdale, Short, Stoddard, Trusheim, Wight, Goding, Waguespack, Davis and Howard, and all directors and executive officers as a group, respectively, that are either presently exercisable or which are exercisable on or prior to May 10, 1999.

<F4> Includes (i) 2,200  shares  owned by a trust of which Mr.  Henderson is the trustee and beneficiary, (ii) 450 shares owned by Mr. Henderson's spouse as custodian for Mr. Henderson's children, as to which shares Mr. Henderson has no voting or investment power, and (iii) 12,469 shares held for Mr. Henderson's account under RehabCare's Executive Deferred Compensation Plan.

                                      -6-

<F5> Includes  68,104  shares of  RehabCare  Common  Stock held by The  Ragsdale
     Family Foundation, of which Mr. Ragsdale is a trustee, and as to which shares Mr. Ragsdale has shared voting and investment power.

<F6> Includes (i) 8,436 shares held by trusts of which Mr.  Stoddard's  children are beneficiaries, as to which shares Mr. Stoddard has no voting or investment power, (ii) 300,705 shares deemed to be beneficially owned by Mr. Stoddard by virtue of his right to convert a Convertible Subordinated Promissory Note issued by RehabCare into RehabCare Common Stock and (iii) 16,941 shares deemed to be beneficially owned by trusts of which Mr. Stoddard's children are beneficiaries by virtue of such trusts' right to convert Convertible Subordinated Promissory Notes issued by RehabCare into RehabCare Common Stock, as to which shares Mr. Stoddard has no voting or investment power.

<F7> Less than one percent.

<F8> Includes 42 shares owned by a trust of which Mr.  Goding is the trustee and the beneficiary.

<F9> Includes 3,126 shares held for Mr. Waguespack under  RehabCare's  Executive
     Deferred Compensation Plan.


                        REPORT OF COMPENSATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

General

     RehabCare's executive compensation program is administered by the Compensation Committee of the Board of Directors. During the year ended December 31, 1998, the Committee was composed of three non-employee directors, Messrs. Trusheim (Chairman), Ragsdale and Wight.

     RehabCare's executive compensation policy is designed and administered to provide a competitive compensation program that will enable RehabCare to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The compensation policy is based on the principle that the financial rewards to the executive are aligned with the financial interests of the stockholders of RehabCare. In this manner, RehabCare will meet its ultimate responsibility to its stockholders by striving to give a suitable long-term return on their investment through earnings from operations and prudent management of RehabCare's business and operations.


     RehabCare's executive compensation strategy has three separate elements consisting of base salary, annual incentive compensation and long-term incentive compensation. The following is a summary of the policies underlying each element.

Base Salary

     The  Committee has  determined  the salary ranges for each of the executive officer positions of RehabCare based upon the level and scope of the responsibilities of the office, the pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile of the particular executive officer. In considering the competitors in the market,

RehabCare emphasizes publicly traded rehabilitation services companies with similar service and revenue profiles to RehabCare. RehabCare also looks at a combination of for-profit general hospitals and certain outpatient service providers to define the lower end of the compensation market and the larger publicly traded rehabilitation services companies (i.e. companies with annual revenues of $500 million or more) to define the upper limits of such market.

     The Committee's recent practice has been to establish a range of base salaries for particular executive officers within the range offered by the comparison group of companies so as to be able to attract and retain high quality people. The data utilized in determining such ranges is compiled from publicly available information regarding the comparison group of companies and from various salary surveys that are made available to the public by trade and industry associations, accounting firms, compensation consultants and professional groups.

     During the year ended December 31, 1998, Mr. Henderson had a separate employment contract with RehabCare. Mr. Henderson's employment contract establishes an initial base salary, which base salary rate is to be reviewed for adjustment at least annually. The Committee met in 1998 to consider base salary increases for Messrs. Goding, Waguespack, Davis and Howard based upon the performance evaluation and recommendation of the Chief Executive Officer. Base salary increases for Mr. Henderson, as the Chief Executive Officer, are based upon the performance evaluation conducted by the Committee and/or the Board of Directors.

     In connection with the Committee's annual evaluation of the base salaries of the executive officers of RehabCare, in 1998 the Committee increased the respective annual base salary of Messrs. Henderson, Goding, Waguespack, Davis and Howard, by between 5% and 15% of such executive officer's previous annual base salary. Mr. Henderson received an additional increase in his base salary upon his election as President and Chief Executive Officer on June 1, 1998.

Annual Incentive Compensation

     For services rendered during the year ended December 31, 1998, each of RehabCare's executive officers received cash bonuses awarded on performance-based criteria. Mr. Henderson has a performance-based annual cash bonus compensation component set forth in his employment contract with RehabCare. Under the contractual provisions, the cash bonus for Mr. Henderson is based upon the achievement of certain targets for the annual growth in RehabCare's fully diluted pretax earnings per share, excluding extraordinary items and after deduction of accrued bonuses (hereinafter referred to as "EPS"). The cash bonus for Mr. Henderson ranges from 4% of his base salary during the applicable year for a 10% annual growth rate in EPS up to 100% of his then current base salary for a 31% annual growth rate in EPS. For the year ended December 31, 1998, Mr. Henderson received a cash bonus under this formula of $198,445. Messrs. Goding, Waguespack, Davis and Howard also will receive performance-based cash bonuses of $167,273, $133,582, $133,761 and $141,883, respectively, for the year.

Long-Term Incentive Compensation

     The Committee believes that long-term incentive compensation is the most direct way of tying the executive compensation to increases in stockholder value. RehabCare's long-term incentive programs are stock-based thereby providing a means through which executive officers will be incentivized to continue high quality performance with RehabCare over a long period of time while allowing such executive officers to build a meaningful investment in RehabCare Common Stock.

     Stock options were awarded to all executive officers as well as other key employees who were employed by RehabCare on the date of the initial public offering of its Common Stock in June 1991, with the number of shares subject to such options based upon the level of responsibility of the recipient. Executive officers and other eligible employees who joined RehabCare after the initial public offering date were also granted options to purchase shares of RehabCare Common Stock shortly after their dates of employment based upon their respective level of duties. The Board of Directors, upon the recommendation of the Committee, has given the Chief Executive Officer the authority to grant newly hired employees of RehabCare options to purchase up to 10,000 shares of RehabCare Common Stock. Each option has an exercise price equal to the fair market value of RehabCare Common Stock on the date of grant and has a term of ten years.

     In addition, the Committee from time to time has evaluated the level of long-term incentives provided to each of the executive officers of RehabCare and each officer's relative contributions to corporate performance. Based upon such evaluation, during the year ended December 31, 1998, the Committee has approved grants of additional options to certain executive officers of RehabCare in recognition of increases in the authority and responsibility of such officers and their contributions toward improvements in the operating performance of RehabCare. In December 1998, the Committee approved a program for the exchange of certain out-of-the-money stock options for a fewer number of new options having a lower exercise price equal to the fair market value of RehabCare Common Stock on the effective date of the exchange. See "Compensation of Executive Officers--Stock Option Exchange."

     The  Committee  believes  that the  long-term  incentive  program gives the
participating   officers  a  meaningful   opportunity  for  equity  appreciation
incentives from the stock-based grants.

Compensation of Chief Executive Officer

     Mr. Henderson's base salary, annual incentive compensation and long-term incentive compensation are determined by the Committee in the same manner as is used by the Committee for executive officers generally as well as by reference to Mr. Henderson's employment contract with RehabCare. The total compensation package of Mr. Henderson is designed to be competitive within the industry while creating awards for short- and long-term performance in line with the financial interests of the stockholders. A substantial portion of Mr. Henderson's cash compensation for the year is incentive-based and is therefore at risk to the extent that RehabCare does not meet or exceed the pre-established EPS growth objectives included in his employment contract.


                             COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

       H. EDWIN TRUSHEIM      RICHARD E. RAGSDALE       THEODORE M. WIGHT

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation of each named executive officer of RehabCare for each of the last three fiscal periods:

                                                                                  Long Term
                                                        Annual Compensation      Compensation
                                                        -------------------       Securities
                                                                                  Underlying         All Other
Name and Principal Position            Year          Salary ($)    Bonus($)<F2>  Options/SARs(#)   Compensation($)<F3>
---------------------------            ----          ----------    ----------    ---------------   ------------------
Alan C. Henderson,                     1998           279,500       198,445         121,482/--          3,200
President and Chief                    1997           211,333       211,076              --/--          3,200
Executive Officer                      1996<F1>       162,500       183,183          50,000/--          3,240

Keith L. Goding, Executive             1998           206,917       167,273           7,758/--          3,200
Vice President and Chief               1997           184,333       157,976              --/--          3,200
Development Officer                    1996<F1>       137,500       122,917           7,000/--          3,317

Hickley M. Waguespack,                 1998           186,417       133,582              --/--          3,200
Executive Vice President,              1997           172,125       163,585              --/--          3,200
Customer Service and Retention         1996<F1>       137,500       113,344           6,000/--          3,329

Tom E. Davis, President,               1998           186,667       133,761          35,427/--          3,200
Inpatient Division<F4>                 1997           128,833        51,596              --/--             --

Alfred J. Howard,                      1998           166,667       141,883          19,395/--          3,200
President, Outpatient Division<F5>     1997           158,333        46,161              --/--          1,067
                                       1996<F1>        42,750        25,000              --/--             --

James M. Usdan,                        1998           146,250        73,125              --/--          3,200
Former President and                   1997           298,333       314,807              --/--          3,200
Chief Executive Officer<F6>            1996<F1>       214,167       325,138              --/--          3,150

<F1> Effective December 31, 1996,  RehabCare  converted its fiscal year end from the last day of February to December 31. For purposes of the compensation table, the row designated 1996<F1> sets forth the compensation of each executive officer of RehabCare for the ten-month period ended December 31, 1996.

<F2> Totals for the year ended  December  31, 1997,  include  $14,000 and $3,500 payable to Messrs.  Henderson  and  Waguespack,  respectively,  pursuant to supplemental cash bonus agreements between RehabCare and the named executive officer.

<F3> Totals  for the year  ended  December  31,  1998,  in  respect  of  Messrs.
     Henderson, Goding, Waguespack, Davis, Howard and Usdan include amounts contributed by RehabCare pursuant to the matching portion of RehabCare's 401(k) Plan.

<F4> Mr. Davis became an executive officer of RehabCare  effective as of January
     1, 1998.

<F5> Mr. Howard became an executive officer of RehabCare  effective as of August
     19, 1996.

<F6> Mr. Usdan was President and Chief Executive  Officer of RehabCare until his resignation effective June 1, 1998.

                                      -10-

Employment Arrangements

     RehabCare currently has an employment agreement with Alan C. Henderson, President and Chief Executive Officer which will continue to be automatically renewed for successive one-year terms unless terminated by either party. The agreement provides for a minimum annual base salary and annual cash bonuses based upon the achievement of certain targets for the annual growth in RehabCare's fully diluted pretax earnings per share, excluding extraordinary items and after deduction of accrued bonuses. The cash bonuses will range from 4% of Mr. Henderson's base salary for a 10% annual growth rate up to 100% of base compensation for a 31% annual growth rate. Mr. Henderson's agreement provides for severance pay upon termination by RehabCare equal to one year's base salary plus Mr. Henderson's pro rata bonus for the year of termination, and for a one-year covenant not to compete on the part of Mr. Henderson.

     Each  of  Messrs.  Henderson  and  Waguespack  has a  separate  termination agreement with RehabCare under which such executive officer will be paid severance benefits in the event that his employment with RehabCare is "terminated" within three years of a "change in control" of RehabCare but prior to such executive officer reaching the age of 65. Prior to a "change in control," each agreement is subject to an automatic extension each year for an additional year, except if RehabCare gives a 60- day written notice to the executive officer that the term will not be so extended.

     The termination compensation agreement of Mr. Henderson would require a lump-sum cash payment in an amount equal to 2.99 times his average annual compensation for the five full years preceding the year in which the termination occurs. The agreement of Mr. Waguespack would require a lump-sum cash payment in an amount equal to his then-current annual rate of compensation. In each case, the executive's health and welfare benefits will continue until the earlier of
(i) one year after the date of termination or (ii) the executive's commencement of full-time employment with another company. If payment of the foregoing amounts and any other benefits received or receivable upon termination after a "change in control" would subject the executive to the payment of a federal excise tax, the total amount payable by RehabCare to such executive shall be increased by an amount sufficient to provide him (after satisfaction of all excise taxes and federal and state income taxes attributable to such increased payment) with a net amount equal to the federal excise tax owed by him.

     "Change in control" is generally defined as (i) the acquisition by any person of beneficial ownership of 20% or more of the outstanding shares of RehabCare Common Stock or of the combined voting power in the election of directors; (ii) the replacement of the majority of the existing directors or persons nominated for election as directors by the incumbent Board of Directors;
(iii) approval by the stockholders of RehabCare of a reorganization, merger or consolidation unless following such transaction control of the surviving company does not change through changes in the beneficial ownership of the securities or membership on the Board of the surviving corporation; or (iv) approval by the stockholders of RehabCare of a complete liquidation or dissolution of RehabCare or the sale of substantially all of the assets of RehabCare. "Termination" generally includes any event which ends the executive officer's employment relationship with RehabCare, other than a termination due to the death, disability or retirement of the executive officer, a termination by RehabCare for "cause" or a termination by the executive officer for other than "good reason." "Cause" is generally defined as (i) the willful and continued failure (after demand by RehabCare) to substantially perform the duties of the office other than due to physical or mental incapacity of the executive officer or (ii) the willful engagement in misconduct by the executive officer that is materially injurious to RehabCare. "Good reason is generally defined as (i) the assignment of duties inconsistent with the executive officer's position, duties, responsibilities and status immediately prior to a "change in control"; (ii) a reduction in the executive officer's current base salary; (iii) failure to continue the executive officer's then-current participation level in RehabCare's bonus, compensation or other benefit plans; (iv) the geographic relocation of the executive officer; or (v) any breach of the agreement.

     Each of the named executive officers other than Mr. Henderson has a separate arrangement with RehabCare with regard to severance payments in the event of certain terminations of employment which will generally continue their base salary and/or benefits for a period of one year after such termination.

Aggregated Option/SAR Exercises in Last Fiscal Period and Fiscal Period-End Option/SAR Values

     The following table sets forth information concerning the number of exercisable and unexercisable stock options at December 31, 1998, as well as the value of such stock options having an exercise price lower than the last reported trading price on December 31, 1998 ("in-the-money" options) held by the executive officers named in the Summary Compensation Table. During the year ended December 31, 1998, options were exercised by Messrs. Henderson and Usdan.


                                                         Number of Securities
                                                        Underlying Unexercised  Value of Unexercised
                                                          Options at Fiscal    In-The-Money Options at
                             Shares                           Period-End (#)     Fiscal Period-End ($) <F1>
                            Acquired on      Value            Exercisable/         Exercisable/
     Name                   Exercise (#)   Realized ($)      Unexercisable        Unexercisable
     ----                   -----------    -----------       -------------        ----------------
Alan C. Henderson             42,000         676,773       126,750/158,982        1,244,516/300,781

Keith L. Goding                   --              --         72,750/35,508          707,266/263,828

Hickley M. Waguespack             --              --         83,328/27,000          847,305/272,812

Tom E. Davis                      --              --          1,875/41,052             8,470/25,411

Alfred J. Howard                  --              --         22,500/41,895          169,219/169,219

James M. Usdan               412,500       4,622,004                 --/--                    --/--

<F1> Based on a price per share of $18.6875, the last reported transaction price of RehabCare Common Stock on December 31, 1998.

Option Grants In Last Year

     The following table sets forth information concerning stock option grants made in the year ended December 31, 1998 to the executive officers named in the Summary Compensation Table. No SARs were granted to the named executive officers in 1998.

                                                             Individual Grant                                  Potential Realizable
                    -----------------------------------------------------------------------------------------   Value At Assumed
                                                                                                               Annual Rates of Stock
                                          Percent of Total                                                      Price Appreciation
                   Number of Securities  Options Granted to                                                     for Option Term <F3>
   Name             Underlying Options      Employees in       Exercise or      Market Price on   Expiration   ---------------------
                    Granted (#) <F1>        Fiscal Year      Base Price ($/Sh)  Date of Grant ($)   Date <F2>    5% ($)   10% (S)
   ----            --------------------  ------------------  -----------------  ----------------  -----------    ------   -------

Alan C. Henderson         121,482             23.9               18.75               18.75        12/15/2008    1,432,273  3,629,882
Keith L. Goding             7,758              1.5               18.75               18.75        12/15/2008       91,467    231,809
Hickley M. Waguespack          --               --                  --                  --                --           --         --
Tom E. Davis               35,427              6.9               18.75               18.75        12/15/2008      417,684  1,058,559
Alfred J. Howard           19,395              3.8               18.75               18.75        12/15/2008      228,667    579,523
James M. Usdan                 --               --                  --                  --                --           --         --
--------------------------

<F1> Mr. Henderson's  options will become exercisable with respect to 25% of the total number of shares subject to the option on the date immediately after the closing price of the Common Stock equals or exceeds each of $21.50, $25.50, $30.25 and $35.75 for any period of 20 consecutive trading days during the term of the option. Each other option set forth above will become exercisable with respect to 25%, 50%, 75% and 100% of the total number of shares subject to the option on each of the first, second, third and fourth anniversaries, respectively, of the date of award.

<F2> The options  terminate  on the earlier  of: ten years  after  grant;  three months after termination of employment except in the case of retirement, death or total disability; or twenty-four months after termination for retirement, death or total disability. Mr. Henderson's options become fully exercisable in certain circumstances upon a change in control of RehabCare.

<F3> The indicated 5% and 10% rates of appreciation  are provided to comply with
     Securities and Exchange Commission regulations and do not necessarily reflect the views of RehabCare as to the likely trend in the Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.


Stock Option Exchange

     In December 1998, the Compensation Committee of the Board of Directors (the "Committee") approved a program under which each employee holding options to purchase RehabCare Common Stock granted from June 1997 through July 1998 having exercise prices above the then-current market price of RehabCare Common Stock ("out-of-the-money options") was given the opportunity to exchange such options for a fewer number of options having a lower exercise price equal to the fair market value of RehabCare Common Stock on the effective date of the exchange (the "Exchange Program"). Under the Exchange Program, an aggregate of 412,625 shares of Common Stock at exercise prices ranging from $19.50 to $31.50 per share were exchanged for an aggregate of 295,784 new options having an exercise price of $18.75 per share.

     Under the Exchange Program, a Black-Scholes stock option valuation model was used to value the existing out-of-the-money options (the "Old Options") held by each holder participating in the Exchange Program. In exchange for such Old Options, each participating holder then received a newly priced option (a "New Option") for a reduced number of shares which, using the same Black-Scholes model used for the valuation of the Old Options, had the same value as the Old

Options. Each of the Old Options generally vested at the rate of 25% per year over four years. The New Options granted pursuant to the Exchange Program also vest at the rate of 25% over four years, however, the vesting history for the Old Options did not carry over to the New Options, and the new four-year vesting period for the New Options began on the date of grant, December 15, 1998. The New Options will expire on December 15, 2008, ten years after the date of grant. The other substantive terms and conditions of the New Options are identical to the Old Options.

     The Committee believes that the Exchange Program was necessary and appropriate in light of conditions affecting the valuation of the stock of healthcare services companies such as RehabCare and the specific terms of the Exchange Program. In considering the Exchange Program, the Committee noted that options for approximately 525,000 shares were issued by RehabCare during the period from June 1997 through June 1998, at exercise prices ranging from $19.50 to $31.50 per share. During such period, RehabCare Common Stock was trading at multiples well above the high end of normal historical trading ranges in terms of price/earnings (P/E) multiples. Beginning in May 1998, the stock price of RehabCare Common Stock and the stock prices of other healthcare service companies generally were negatively impacted by pessimistic market perception of the effect that pending regulatory changes in reimbursement policy would have upon financial performance.

     The Committee determined that the disparity between the exercise prices for grants made at the high end of the valuation range for RehabCare Common Stock and current and projected valuations for RehabCare Common Stock substantially diminished the value of such options such that the options were not fulfilling the intended incentivization and retention objectives on which such grants were made. In developing the Exchange Program, the Committee determined that, rather than using a simple one-for-one exchange approach utilized by many public companies faced with the same issue, the New Options granted under the Exchange Program would, based upon a Black-Scholes valuation method, have the same value as the Old Options. In addition, in order to enhance the retention objective of the New Options, the New Options have new four-year vesting periods, rather than carrying over the vesting history from the Old Options. In this manner, the Committee determined that the Exchange Program met the Committee's objective of providing meaningful incentives to the persons holding the out-of-the-money options, while at the same time recognizing the interests of the shareholders of RehabCare.

     The following table contains certain information concerning the exchange of stock options by the executive officers of the Company pursuant to the Exchange
Program:

Ten-Year Option/SAR Repricings Table

                                                                                                            Length of
                                 Number of        Number of                                                 Original
                                Securities       Securities      Market Price      Exercise                Option Term
                                Underlying       Underlying       of Stock at      Price at                Remaining at
                                   Prior        Options/SARs        Time of         Time of        New       Date of
                               Options/SARs      Repriced or     Repricing or    Repricing or   Exercise   Repricing or
       Name            Date  Surrendered(#)<F1>  Amended(#)<F1>  Amendment($)<F2> Amendment($)   Price($)    Amendment
       ----            ----  ------------------  --------------  ---------------- ------------   --------    ---------
Alan C. Henderson,   12/15/98     200,000           121,482           18.75         31.50         18.75      9 yrs., 5 mos.
President and Chief
Executive Officer

Keith L. Goding,     12/15/98      10,000             7,758           18.75         25.00         18.75      9 yrs., 6 mos.
Executive Vice
President and Chief
Development Officer

Alfred J. Howard,    12/15/98      25,000            19,395           18.75         25.00         18.75      9 yrs., 6 mos.
President,
Outpatient Division

Tom E. Davis          12/15/98     22,500            19,604           18.75         22.08         18.75      8 yrs., 6 mos.
President, Inpatient  12/15/98     20,000            15,823           18.75         24.50         18.75      9 yrs., 3 mos.
Division

John R. Finkenkeller,  12/15/98    10,000             7,758           18.75         25.00         18.75      9 yrs., 6 mos.
Senior Vice President,
Chief Financial
Officer and Secretary

<F1> Pursuant to the Option Exchange,  Messrs. Henderson,  Goding, Howard, Davis
     and Finkenkeller surrendered Old Options to purchase 200,000, 10,000, 25,000, 42,500 and 10,000 shares of Common Stock, respectively, at the higher exercise prices noted in the table and in exchange such executive officers were granted New Options to purchase 121,482, 7,758, 19,395, 35,427, and 7,758 shares of Common Stock, respectively, at the exercise price of $18.75 per share, the fair market value of RehabCare Common Stock on the effective date of the exchange.

<F2>)Based on the  closing  price of a share of Common  Stock as reported on the
     New York Stock Exchange Composite Tape on December 15, 1998, the date of grant of the New Options.

                             COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

       H. EDWIN TRUSHEIM       RICHARD E. RAGSDALE        THEODORE M. WIGHT

                  ITEM 2--ADOPTION OF THE REHABCARE GROUP, INC.
              AMENDED AND RESTATED 1996 LONG-TERM PERFORMANCE PLAN

     The RehabCare Group, Inc. 1996 Long-Term Performance Plan (the "Initial Performance Plan"), approved by the stockholders of RehabCare in May 1996, provides for the granting of stock options and other stock-based awards. The Initial Performance Plan is proposed to be amended and restated to advance the interests of RehabCare and its stockholders by encouraging key employees of RehabCare and its subsidiaries to acquire RehabCare Common Stock or to receive monetary payments based on the value of RehabCare Common Stock upon the achievement of certain goals that are mutually advantageous to RehabCare and its stockholders, on the one hand, and the participating employees, on the other.

     The maximum number of shares of RehabCare Common Stock which currently may be issued under the Initial Performance Plan is 1,050,000 shares, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar change generally affecting stockholders of RehabCare. Grants of awards under the Initial Performance Plan to date have resulted in the issuance or reservation for issuance of 932,058 shares, leaving a balance of 117,942 shares for future grant under the Initial Performance Plan. The Board of
Directors has adopted the RehabCare Group, Inc. Amended and Restated 1996 Long-Term Performance Plan (the "Amended Plan"), subject to stockholder approval, which adds an additional 1,000,000 shares of Common Stock to the initial 1,050,000 shares of Common Stock reserved for issuance under the Initial Performance Plan. The Amended Plan does not amend any other substantive terms of the Initial Performance Plan.

     The Amended Plan will continue to be administered by the Compensation Committee of the Board of Directors (the "Committee"), currently consisting of three directors of RehabCare, each of whom is a non-employee director of RehabCare. The Committee, by majority action thereof, is authorized in its sole discretion to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms of the benefit grants, as well as to interpret the Amended Plan, to prescribe, amend and rescind rules and regulations relating to the Amended Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of RehabCare, and to make all other determinations necessary or advisable for the administration of the Amended Plan to the extent not contrary to the express provisions of the Amended Plan.

     The complete text of the Amended Plan is set forth in Appendix A to this Proxy Statement. The following summary of the Amended Plan is qualified by reference to the complete text of the Amended Plan.

Description of Performance Plan

     Under the terms of the Amended Plan, key employees of RehabCare and its subsidiaries as determined in the sole discretion of the Committee will be eligible to receive (a) stock appreciation rights ("SARs"), (b) restricted shares of RehabCare Common Stock ("Restricted Stock"), (c) performance awards ("Performance Awards"), and (d) stock options ("Stock Options") exercisable into shares of RehabCare Common Stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     Stock Appreciation Rights. The Committee may grant SARs giving the holder thereof a right to receive, at the time of surrender, a payment equal to the difference between the fair market value of such stock on the date of surrender of the SAR and the "Base Price" established by the Committee at the time of grant, subject to any limitation imposed by the Committee on appreciation. The "Base Price" shall not be less than the fair market value of RehabCare Common Stock on the date of grant of the SAR. In the Committee's discretion, the value of a SAR may be paid in cash or RehabCare Common Stock, or a combination thereof. A SAR may be granted either independent of, or in conjunction with, any Stock Option. If granted in conjunction with a Stock Option, at the discretion of the Committee, a SAR may either be surrendered (a) in lieu of the exercise of such Stock Option, (b) in conjunction with the exercise of such Stock Option, or
(c) upon expiration of such Stock Option. The term of any SAR shall be established by the Committee, but in no event shall a SAR be exercisable earlier than six months nor later than ten years from the date of grant.

     Restricted Stock. The Committee may issue shares of RehabCare Common Stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the Committee at the time of grant. In addition to any other restrictions or conditions that may be imposed on the Restricted Stock, shares of Restricted Stock may not be sold or disposed of for a period of six months after the date of grant (except in the case of a change in control of RehabCare). During the period of restriction, holders of Restricted Stock shall be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

     Performance Awards. The Committee may grant Performance Awards consisting of shares of RehabCare Common Stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of RehabCare Common Stock or the payment of cash upon the achievement of certain pre-established performance criteria (such as return on average total capital employed, earnings per share or increases in share price) during a specified performance period not to exceed five years. The participating employee will have no right to receive dividends on or to vote any shares subject to Performance Awards until the award is actually earned and the shares are issued. In the event that a person who is required to file reports under
Section 16 of the Securities Exchange Act of 1934 receives a Performance Award that includes shares of RehabCare Common Stock, such shares received may not be disposed of by such person until six months following the date of issuance (except in the case of a change in control of RehabCare).

     Stock Options. Stock Options granted under the Amended Plan shall entitle the holder to purchase RehabCare Common Stock at a purchase price established by the Committee, which price shall not be less than the fair market value of RehabCare Common Stock on the date of grant. The Committee shall determine the term of such Stock Options and the times at, and conditions under which, such Stock Options will become exercisable. Stock Options will generally not be exercisable earlier than six months nor later than ten years from the date of the grant. Stock Options outstanding and unexercised at the time of the retirement, death or disability of the holder shall terminate on the first to occur of either the expiration date thereof or the expiration of twenty-four months after the date of such event. In the event of a holder's termination of employment as a result of retirement, qualifying incentive Stock Options shall terminate three months after such termination and all other Stock Options shall terminate twenty-four months after such termination unless, in each case, the expiration date of the option is an earlier date. In the event of a holder's termination of employment for reasons other than retirement, death or disability, all outstanding Stock Options held by such person shall terminate three months after the date of such event or, if earlier, the expiration date of such options.

     There is no maximum or minimum number of shares for which a Stock Option may be granted; however, for any employee, the aggregate fair market value of RehabCare Common Stock subject to qualifying incentive Stock Options that are exercisable for the first time in any calendar year may not exceed $100,000.

     The Amended Plan is to remain in effect until (a) all Common Stock reserved under the Amended Plan shall have been purchased or acquired, (b) the Board of Directors terminates the Amended Plan, or (c) March 3, 2009, whichever shall first occur. The Board of Directors may terminate the Amended Plan at any time and from time to time may amend or modify the Amended Plan; provided, however, that no such action of the Board of Directors may, without the approval of the stockholders of RehabCare: (a) increase the total amount of stock or the amount or type of benefit that may be issued under the Amended Plan, (b) change the provisions of the Amended Plan regarding the minimum purchase price of awards, or (c) modify the requirements as to eligibility for benefits. No amendment, modification or termination of the Amended Plan shall in any manner adversely affect any award theretofore granted under the Amended Plan, without the consent of the participant affected thereby.

Federal Income Tax Consequences

     No income will be realized by a participating officer or employee on the grant of an incentive Stock Option or a Stock Option which is not an incentive stock option ("nonqualified option"), the grant of a SAR or upon the award of Restricted Stock, and RehabCare will not be entitled to a deduction at such time. If a holder exercises an incentive Stock Option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise. RehabCare will not be entitled to a deduction by reason of the exercise.

     If a holder disposes of the shares acquired pursuant to an incentive Stock Option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of
(a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. RehabCare generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

     Upon the exercise of a nonqualified Stock Option or the surrender of a SAR, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or Base Price, as the case may be, is ordinary income to the holder as of the date of exercise. RehabCare generally will be entitled to a deduction equal to such excess amount in the year of exercise.

     Subject to a voluntary election by the holder under Section 83(b) of the Code, a holder will realize income as a result of the award of Restricted Stock at the time the restrictions expire on such shares. An election pursuant to
Section 83(b) of the Code would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. RehabCare generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

     An officer or employee will realize income as a result of a Performance Award at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. RehabCare will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment.

Recommendation of the Board of Directors

     The vote required to approve the Amended Performance Plan is a majority of the shares of RehabCare Common Stock voting in person or by proxy, at the Annual Meeting. The Board of Directors recommends a vote "FOR" the approval of the RehabCare Group, Inc. 1996 Amended and Restated Long-Term Performance Plan.


                  ITEM 3--ADOPTION OF THE REHABCARE GROUP, INC.
                      1999 NON-EMPLOYEE DIRECTOR STOCK PLAN

     In March 1999, the Board of Directors of RehabCare adopted, subject to stockholder approval, the RehabCare Group, Inc. 1999 Non-Employee Director Stock Plan (the "Non-Employee Director Stock Plan"), which provides for the granting of stock options and other stock-based awards to non-employee directors of RehabCare. The Non-Employee Director Stock Plan seeks to advance the interests of the Company and its stockholders by (i) compensating non-employee directors for their services during the preceding year, (ii) inducing non-employee directors to remain as directors of RehabCare over the long term, (iii) aligning the non-employee directors' interests in RehabCare's financial performance more directly with that of the stockholders and (iv) assisting RehabCare in competing with other enterprises for the services of new non-employee directors, when necessary.

     The maximum number of shares of Common Stock which may be issued under the Non-Employee Director Stock Plan is 100,000 shares, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar change generally affecting stockholders of the Company. RehabCare's existing Directors' Stock Option Plan has only 60,000 shares currently available for grants under its existing authorization. While future stock option grants may be made under the Directors' Stock Option Plan (up to the maximum aggregate number of shares originally authorized), the Board of Directors believes that the adoption of the proposed Non-Employee Director Stock Option Plan will add flexibility in the benefits available for the non-employee directors' compensation program and will allow uninterrupted and availability of authorized shares to support such program.

     The Non-Employee Director Stock Plan will be administered by the Board of Directors of RehabCare. The Board of Directors, by majority action thereof, is authorized in its sole discretion to determine the type and amount of such benefits and the terms of the benefit grants, as well as to interpret the Non-Employee Director Stock Plan, to prescribe, amend and rescind rules and regulations relating to the Non-Employee Director Stock Plan and its administration, and to take whatever action is necessary to carry out the purposes of the Non-Employee Director Stock Plan.

     The complete text of the Non-Employee Director Stock Plan is set forth in Appendix B to this Proxy Statement. The following summary of the Non-Employee Director Stock Plan is qualified by reference to the complete text of the Non-Employee Director Stock Plan.

Description of Plan

     Under the terms of the Non-Employee Director Stock Plan, non-employee directors will be eligible to receive (a) stock options ("Stock Options") exercisable into shares of Common Stock which do not qualify as incentive stock options within the meaning of Section 422 of the Code, (b) restricted shares of Common Stock ("Restricted Stock"), and (c) stock units ("Stock Units").

     Stock Options. Stock Options granted under the Non-Employee Director Stock Plan shall entitle the holder to purchase RehabCare Common Stock at a purchase price established by the Board of Directors, which price shall not be less than the fair market value of RehabCare Common Stock on the date of grant. All Stock Options granted shall be stock options that are not "incentive stock options" under Section 422 of the Code. Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of the participant's tenure as a director of RehabCare for any reason other than death, retirement or disability. In the event termination of the participant's tenure as a director of RehabCare occurs as a result of death, retirement or disability, Stock Options will be exercisable for twenty-four months after such termination. However, in no event shall any option be exercised more than ten years after its initial grant. The Board of Directors shall have the right to determine at the time the option is granted whether shares issued upon exercise of a Stock Option shall be subject to restrictions, and if so, the nature of the restrictions.

     Restricted Stock. The Board of Directors may issue shares of RehabCare Common Stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the Board of Directors at the time of grant. The Board of Directors may impose on the Restricted Stock any restrictions, conditions or terms as they deem appropriate, including without limitation, restrictions on the sale or disposition thereof and rights of RehabCare to reaquire the Restricted Stock. During the period of restriction, holders of Restricted Stock shall be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

     Stock Units. The Board of Directors may issue Stock Units representing the right to receive shares of RehabCare Common Stock at a designated time in the future, subject to the terms and conditions as established by the Board of Directors in its sole discretion. A holder of Stock Units generally does not have the rights of a stockholder until receipt of the shares, but, in the Board of Directors' sole discretion, may receive payments in cash or adjustments in the number of Stock Units equivalent to the dividends the holder would have received if the holder had been the owner of shares of RehabCare Common Stock instead of Stock Units.

     The Board of Directors may terminate, amend or modify the Non-Employee Director Stock Plan; provided, however, that no such action of the Board of Directors may, without the approval of the stockholders of the Company: (a) increase the total number of shares of RehabCare Common Stock which may be issued under the Non-Employee Director Stock Plan or increase the amount or type of benefits that may be granted; (b) change the minimum purchase price, if any, of shares of RehabCare Common Stock which may be subject to benefits; or (c) modify the requirements as to eligibility for benefits under the Non-Employee Director Stock Plan.

Federal Income Tax Consequences

     No income will be realized by a non-employee director on the grant of a Stock Option, the award of Restricted Stock or the award of Stock Units, and RehabCare will not be entitled to a deduction at such time. Upon the exercise of a Stock Option, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price is ordinary income to the holder as of the date of exercise. RehabCare generally will be entitled to a deduction equal to such excess amount in the year of exercise.

     Subject to a voluntary election by the holder under Section 83(b) of the Code, a holder will realize income as a result of the award of Restricted Stock at the time the restrictions expire on such shares. An election pursuant to
Section 83(b) of the Code would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. RehabCare generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

     A non-employee director will realize income as a result of an award of Stock Units at the time shares of Common Stock are issued in an amount equal to the fair market value of such shares at that time. RehabCare will be entitled to a corresponding deduction equal to the income realized in the year of such issuance.

Recommendation of the Board of Directors

     The vote required to approve the Non-Employee Director Stock Plan is a majority of the shares of RehabCare Common Stock voting, in person or by proxy, at the Annual Meeting. The Board of Directors recommends a vote "FOR" the approval of the RehabCare Group, Inc. 1999 Non-Employee Director Stock Plan.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the cumulative stockholder returns, including the reinvestment of dividends, of RehabCare Common Stock on an indexed basis with the Nasdaq Market Index and the Dow Jones Industry Group Index of Health-Care Providers ("HEA") for the period beginning January 1, 1993 and ending December 31, 1998:



COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN <F1> AMONG REHABCARE GROUP, INC.,
     NASDAQ MARKET INDEX AND DOW JONES INDUSTRY GROUP HEA INDEX

                                    [GRAPH]

ASSUMES $100 INVESTED ON JANUARY 1, 1994 IN REHABCARE GROUP, INC. COMMON STOCK,
     NASDAQ MARKET INDEX & DOW JONES GROUP HEA INDEX


                           DECEMBER 31,  DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                              1993          1994            1995            1996            1997            1998
                              ----          ----            ----            ----            ----            ----
REHABCARE GROUP, INC.         100          115.55          171.11          178.89          353.15          249.04
NASDAQ                        100          104.99          136.18          169.23          207.00          291.96
DOW JONES INDUSTRY HEA INDEX  100          109.78          146.46          152.32          150.84          138.85

<F1>  Total return assumes reinvestment of dividends







                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires RehabCare's directors and executive officers ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of RehabCare Common Stock. To the knowledge of management, based solely on its review of the copies of such reports furnished to RehabCare, all Section 16(a) filing requirements were met.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP served as RehabCare's independent public accountants for the year ended December 31, 1998. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and such representative will have the opportunity to make statements if he or she so desires.


                            PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Secretary of RehabCare by not later than November 26, 1999 for consideration of inclusion in the Proxy Statement and Proxy Card for that meeting.


                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of RehabCare does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named as proxies to vote the shares represented by Proxy Cards granting such proxies discretionary authority to vote on such other matters in accordance with their judgment as to the best interest of RehabCare on such matters.


                                           Alan C. Henderson
                                           President and Chief Executive Officer

March 25, 1999

                                                                      APPENDIX A


                              REHABCARE GROUP, INC.
                              AMENDED AND RESTATED
                         1996 LONG-TERM PERFORMANCE PLAN

     RehabCare Group, Inc. (the "Corporation") adopted the 1996 Long-Term Performance Plan (the "Plan") effective as of April 23, 1996. The Corporation now wishes to amend and restate the Plan to increase the number of shares reserved for issuance under the Plan and to make certain other procedural changes to its terms.

     This amendment shall be effective immediately upon adoption by the Board of Directors, subject to approval by the stockholders of the Corporation at the 1999 Annual Meeting of Stockholders. In the event the stockholders of the Corporation do not approve this amended and restated plan at such Annual Meeting, awards made pursuant to the Plan that cannot be satisfied with shares reserved for issuance under the Plan without regard to this amendment and restatement shall be null and void.

     Pursuant to the authority reserved in Section 15 of the Plan, the Board of Directors of the Corporation hereby amends and completely restates the Plan to read in its entirety as follows:

     1. Purpose. The purpose of this Plan is to encourage certain employees of the Corporation, and of such subsidiaries of the Corporation as the Committee administering the Plan designates, to acquire Common Stock of the Corporation or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Corporation and thus provide an incentive for continuation of the efforts of employees for the success of the Corporation and for continuity of employment.

     2.  Administration.  The  Plan  will be  administered  by the  Compensation
Committee (the "Committee") of the Board of Directors of the Corporation consisting of three or more Directors as the Board may designate from time to time, none of whom are employees of the Corporation. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Corporation and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

     3. Shares Reserved Under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 2,050,000 shares of Common Stock of the Corporation, which may be authorized but unissued or treasury shares. As used in this Section 3, the term "Plan Maximum" shall refer to the number of shares of Common Stock of the Corporation that are available for grant of awards pursuant to the Plan. Stock underlying outstanding options, stock appreciation rights, or performance awards will reduce the Plan Maximum while such options, stock appreciation rights or performance awards are outstanding. Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Corporation, or if the Committee approves the withholding of shares from a distribution in payment of the tax withholding obligation of the participant, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Committee approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award is paid in cash the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited.

     4. Participants. Participants will consist of such officers and key employees of the Corporation or any designated subsidiary as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Corporation. Designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

     5. Types of Benefits. The following benefits may be granted under the Plan:
(a) stock appreciation rights ("SARs"); (b) restricted stock ("Restricted Stock"); (c) performance awards ("Performance Awards"); (d) incentive stock options ("ISOs"); and (e) nonqualified stock options ("NQSOs"), all as described below.

     6. Stock Appreciation Rights. SARs may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an option, (2) in conjunction with the exercise of an option, (3) upon lapse of an option, (4) independent of an option or (5) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (1), (2) or (3) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986 as amended and in effect from time to time (the "Code"), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR. At the discretion of the Committee, payment for SARs may be made in cash or shares of Common Stock of the Corporation, or in a combination thereof. SARs will be exercisable not earlier than six months and not later than ten years after the date they are granted and will expire in accordance with the terms established by the Committee. The following will apply upon exercise of a SAR:

     (a)Exercise of SARs in Lieu of Exercise of Options. SARs exercisable in lieu of options may be exercised for all or part of the shares subject to the related option upon the exercise of the right to exercise an equivalent number of options. A SAR may be exercised only with respect to the shares for which its related option is then exercisable.

     (b)Exercise  of  SARs  in  Conjunction  with  Exercise  of  Options.   SARs
        exercisable in conjunction with the exercise of options shall be deemed to be exercised upon the exercise of the related options.

     (c)Exercise of SARs Upon Lapse of Options. SARs exercisable upon lapse of options shall be deemed to have been exercised upon the lapse of the related options as to the number of shares subject to the options.

     (d)Exercise of SARs Independent of Options. SARs exercisable independent of options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.


     7. Restricted Stock. Restricted Stock shall consist of Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of SARs, stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

     (a) The purchase price, if any, will be determined by the Committee.

     (b)Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof, (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

     (c)The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

     (d)The participant shall be entitled to vote the Restricted Stock during the period of restriction.

     (e)The Committee shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

     8. Performance Awards. Performance Awards shall consist of Common Stock of the Corporation, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved over a period of time designated by the Committee, but not in any event more than five years. The goals established by the Committee may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Committee. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Corporation or in a combination of both, as the Committee in its sole discretion determines. If Common Stock of the Corporation is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

     9. Incentive Stock Options. ISOs shall consist of stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or (iii) by a combination of cash and Common Stock of the Corporation, in the manner provided in the option agreement. In lieu of exercising an option and subject to the approval of the Committee, the optionee may request that the Company pay in cash the difference between the fair market value of part or all of the stock which is the subject of the option and the exercise price thereof. ISOs will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death or disability. In the event termination of employment occurs as a result of death or disability, such an option will be exercisable for 24 months after such termination. If the optionee dies within 24 months after termination of employment by disability, then the period of exercise following death shall be the remainder of the 24-month period or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any ISO be exercised more than ten years after its grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.

     10. Nonqualified Stock Options. NQSOs shall consist of nonqualified stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or (iii) by a combination of cash and Common Stock of the Corporation, in the manner provided in the option agreement. In lieu of exercising an option and subject to the approval of the Committee, the optionee may request that the Company pay in cash the difference between the fair market value of part or all of the stock which is the subject of the option and the exercise price thereof. NQSOs will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death, retirement or disability. In the event termination of employment occurs as a result of death, retirement or disability, such an option will be exercisable for 24 months after such termination. If the optionee dies within 24 months after termination of employment by retirement or disability, then the period of exercise following death shall be the remainder of the 24-month period or three months, whichever is longer. However, in no event shall any option be exercised more than ten years after its grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The Committee shall have the right to determine at the time the option is granted whether shares issued upon exercise of a NQSO shall be subject to restrictions, and if so, the nature of the restrictions.

     11. Adjustment Provisions.

     (a)If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

     (b)Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

     12. Nontransferability. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction, provided, however, SARs, Restricted Stock and NQSOs granted under the Plan may be transferred to a Permitted Transferee (as defined below). Benefits granted under the Plan shall be exercisable, during the participant's lifetime, only by the participant or a Permitted Transferee. If a benefit award hereunder is issued in the name of a Permissible Transferee, such Permissible Transferee shall have, with respect to such benefit or award, all of the rights, privileges and obligations which would have attached thereunder to the participant if the benefit or award had been issued to such participant. In the event of the death of a participant, exercise or payment shall be made only:

     (a)By or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

     (b)To  the  extent  that  the  deceased   participant   or  the   Permitted
        Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section 12, "Permitted Transferee" shall include (i) one or more members of the participant's family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant's family exceed 80% of all interests. For this purpose, the participant' family shall include only the participant's spouse, children and grandchildren.

     13. Taxes. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

     14. Tenure. A participant's right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

     15. Duration, Interpretation, Amendment and Termination. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a participant hereunder, stock options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan. To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this Section 15 shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Common Stock which may be made subject to benefits under the Plan; or (c) modify the requirements as to eligibility for benefits under the Plan.

     16. Stockholder Approval. The Plan shall be effective on March 3, 1999. The Plan shall be submitted for the approval of the stockholders of the Corporation at the 1999 Annual Meeting of Stockholders. If the stockholders do not approve the Plan, it, and any action taken hereunder, shall be void and of no effect.

                                                                      APPENDIX B

                              REHABCARE GROUP, INC.
                      1999 NON-EMPLOYEE DIRECTOR STOCK PLAN

     1. Purpose. The purpose of the RehabCare Group, Inc. 1999 Non-Employee Director Stock Plan (the "Plan") is (1) to compensate directors of RehabCare Group, Inc. (the "Corporation") for their services during the preceding fiscal year, (2) to induce directors of the Corporation to remain directors of the Corporation over the long term, (3) to align the directors' interests in the Corporation's financial performance more directly with those of the stockholders and (4) to aid the Corporation in competing with other enterprises for the services of new directors, when necessary.

     2. Administration. The Plan will be administered by the Board of Directors of the Corporation. The determinations of the Board of Directors shall be made in accordance with its judgment as to the best interests of the Corporation and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Board of Directors shall constitute a quorum, and all determinations of the Board of Directors shall be made by a majority of its members. Any determination of the Board of Directors under the Plan may be made without notice or meeting of the Board of Directors, by a writing signed by a majority of the members of the Board of Directors. Determinations, interpretations or other actions made or taken by the Board of Directors pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. Subject to the express provisions of the Plan, the Board of Directors shall have plenary authority to construe and interpret the Plan, to make, amend and rescind rules and regulations regarding the Plan and its administration, to determine the terms and provisions of the respective Nonqualified Stock Option, Restricted Stock and Stock Unit agreements (which need not be identical), and to take whatever action is necessary to carry out the purposes of the Plan; provided, however, that the Board of Directors shall take no action which will impair any benefit previously granted under the Plan or cause the Plan or any individual grant thereunder not to meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended from time to time (the "Act").

     3. Shares Reserved Under the Plan. There is hereby reserved for issuance under the Plan an aggregate of One Hundred Thousand (100,000) shares of Common Stock of the Corporation, which may be authorized but unissued or treasury shares. Shares underlying outstanding Nonqualified Stock Options or Stock Units will be counted against the Plan maximum while such Nonqualified Stock Options or Stock Units are outstanding and after the shares underlying the award are issued. Shares of Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions. Shares underlying expired, cancelled or forfeited Nonqualified Stock Options or Stock Units may be added back to the Plan. When the exercise price of Nonqualified Stock Options is paid by delivery of shares of Common Stock of the Corporation, the number of shares available for issuance under the Plan shall be reduced by the gross (rather than the net) number of shares which would have been issued pursuant to such exercise, regardless of the number of shares surrendered in payment. Shares of Restricted Stock shall be added back to the Plan if such Restricted Stock is forfeited.

     4. Participants and Permissible Transferees.

     (a)Participants will consist of directors of the Corporation who are not otherwise officers or employees of the Corporation or of any subsidiary thereof.

     (b)A Permissible Transferee is a person or entity, other than a participant, to whom Nonqualified Stock Options or Restricted Stock (but not Stock Units) may be transferred pursuant to this Section 4(b) as provided in Sections 7 and 8(f). Permissible Transferees are limited to the following persons or entities: (i) one or more members of the participant's family; (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant's family; or
        (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant's family exceed 80% of all interests in such entity. For this purpose, the participant's family includes only the participant's spouse, children and grandchildren.

     5. Types of Benefits. The following benefits may be granted under the Plan:
(a) Nonqualified Stock Options; (b) Restricted Stock; and (c) Stock Units; all as described below.

     6. Date of Granting Benefits. All benefits granted under the Plan shall be granted as of an award date which shall be designated in the particular award agreement. If no award date is so specified, the award date shall be the date that the Board action granting the award is effective. Promptly after each award date, the Corporation shall notify the participant of the grant of the benefit, and shall hand deliver or mail to the participant an agreement awarding the benefit, duly executed by and on behalf of the Corporation.

     7. Nonqualified Stock Options. Nonqualified Stock Options shall consist of stock options to purchase shares of Common Stock of the Corporation that are not "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended. Nonqualified Stock Options shall be granted at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Board of Directors, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or Permissible Transferee, as the case may be, which shares must have been owned for at least six months or
(iii) by a combination of the foregoing, in the manner provided in the Nonqualified Stock Option agreement. Nonqualified Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of the participant's tenure as a director of the Corporation for any reason other than death, retirement or disability. In the event termination of the participant's tenure as a director of the Corporation occurs as a result of death, retirement or disability, such option will be exercisable for twenty-four months after such termination. However, in no event shall any option be exercised more than ten years after its initial grant. The Board of Directors shall have the right to determine at the time the option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions, and if so, the nature of the restrictions. Subject to the provisions of this Section 7, a participant may, at any time before his or her death, direct that all or any portion of the option granted or to be granted pursuant to this Section 7 be granted or regranted in the name of one or more Permissible Transferees. Such direction shall be effective only to the extent that the Corporation receives written notice from the participant, before his or her death, advising of such a direction, the name or other identifying information concerning the Permissible Transferee or Transferees and the number of shares to which such direction relates. If an option is issued in the name of a Permissible Transferee, such Permissible Transferee shall have, with respect to such option, all of the rights, privileges and obligations which would attach thereunder to the participant if the option were issued to such participant.

     8. Restricted Stock. Restricted Stock shall consist of Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of

Nonqualified Stock Options or as payment for Stock Units) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

     (a)The purchase price, if any, will be determined by the Board of Directors.

     (b)Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the participant's tenure as a director of the Corporation within specified periods; (iii) representation by the participant or Permissible Transferee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Board of Directors deems appropriate.

     (c)The participant or Permissible Transferee shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

     (d)The participant or Permissible Transferee shall be entitled to vote the Restricted Stock during the period of restriction.

     (e)The Board of Directors shall determine whether Restricted Stock is to be delivered to the participant or Permissible Transferee with an appropriate legend imprinted on the certificate or if the certificates are to be held by the Corporation pending removal of the restrictions.

     (f)Subject to the provisions of this Section 8(f), a participant may at any time before his or her death, direct that any or all of his or her shares of Restricted Stock granted or to be granted pursuant to this
        Section 8 be granted or regranted in the name of one or more Permissible Transferees. Such direction shall be effective only to the extent that the Corporation receives written notice from the participant, before his or her death, advising of such a direction, the name or other identifying information concerning the Permissible Transferee or Transferees and the number of shares of Restricted Stock to which such direction relates. If Restricted Stock is issued in the name of a Permissible Transferee, such Permissible Transferee shall have, with respect to such Restricted Stock, all of the rights, privileges and obligations which would attach thereunder to the participant if the Restricted Stock were issued to such participant.

     9. Stock Units. Stock Units represent the right to receive shares of Common Stock of the Corporation at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Board of Directors in its sole discretion. In addition to direct grants of Stock Unit awards by the Board of Directors to particular participants, the Board of Directors may also, in its sole discretion, allow a participant from time to time to elect to defer all or any designated portion of his or her directors' fees into such number of Stock Units equal in value, determined as of the deferral date, to the amount of the directors' fees the participant elected to defer. A participant generally does not have the rights of a stockholder until receipt of the Common Stock underlying the Stock Units. Payment terms, including the date or dates of payment and whether such Stock Units will be payable in Common Stock, cash or a combination thereof, will be as set forth in the particular Stock Unit agreement evidencing such award. The Board of Directors may in its discretion provide for a payment in cash, or an adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units. Notwithstanding any provision of this Plan to the contrary, Stock Units shall not be transferable otherwise than by will or by the laws of descent and distribution, and the interests of a participant or beneficiary in such Stock Units are not subject to the claims of creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated or encumbered. The right to receive a distribution of Common Stock in payment of Stock Units shall be the unsecured right to receive payment from the Corporation out of its general assets.

     10. Adjustment Provisions.

     (a)If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends, stock splits or recapitalization), the total number of shares reserved for issuance under this Plan, the maximum number of shares available to a particular participant or Permissible Transferee and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Upon the occurrence of such event, the purchase price per share shall also be adjusted to assure that the aggregate consideration payable to the Corporation and the value of each such benefit shall not change. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from any reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

     (b)Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

     11. Nontransferability. Each benefit granted under the Plan to a participant shall not be transferable, to other than a Permissible Transferee as allowable hereunder, otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction, and shall be exercisable, during the participant's lifetime, only by the participant or a Permissible Transferee, as the case may be. In the event of the death of a participant, exercise or payment shall be made only:

     (a)By or to a Permissible Transferee (in the case of Nonqualified Stock Options or Restricted Stock), the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

     (b)To the extent that the deceased participant was entitled thereto at the date of his death.

     12. Taxes. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

     13. No Right To Remain a Director. The grant of any award under this Plan shall not create any right in any person to remain a director of the Corporation.

         14. Duration, Interpretation, Amendment and Termination. No benefit shall be granted more than ten years after the date of adoption of the Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a participant or Permissible Transferee hereunder, stock options or other benefits may be granted to such participant or Permissible Transferee in substitution and exchange for, and in cancellation of, any benefits previously granted such participant or Permissible Transferee under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this Section 14 shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's or Permissible Transferee's consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan, (b) change the minimum purchase price, if any, of shares of Common Stock which may be made subject to benefits under the Plan, or (c) modify the requirements as to eligibility for benefits under the Plan.

     15. Stockholder Approval. The Plan shall be effective on March 3, 1999. The Plan shall be submitted for approval by the stockholders of the Corporation at the 1999 Annual Meeting of Stockholders. If the stockholders do not approve the Plan, it, and any action taken hereunder, shall be void and of no effect.

     16. Governing Law. Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the internal laws of the State of Missouri, excluding its conflict of law rules and the conflict of law rules of any other state.

     17. Severability. The invalidity of any particular clause, provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.



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